Exhibit 99.1

Foundation HealthCare Reports

Fourth Quarter and Annual 2015 Financial Results

03/16/16

Primary contact: Brooks O’Neil, 952-239-7677 (brooks@whiteoaksir.com)

FOUNDATION HEALTHCARE ANNUAL REVENUE GROWS 22 PERCENT TO $127.5 MILLION; ADJUSTED EBITDA INCREASED 35 PERCENT TO $14.2 MILLION

OKLAHOMA CITY, March 16, 2016 – Foundation HealthCare, Inc. (OTCQB: FDNH), which is an owner and operator of surgical hospitals, announced today the Company’s final financial results for the fourth quarter and year ended December 31, 2015.

Highlights include:

•	Annual net revenues increased 22 percent to $127.5 million.

•	Annual adjusted EBITDA increased 35 percent to $14.2 million.

•	Annual patient service revenue grew by 26 percent at majority owned hospitals.

•	Houston hospital acquired December 31, 2015. Expected to be immediately accretive to EBITDA.

“We are very pleased with the results of operations for 2015 and recognize this growth is driven by our unwavering commitment to patient care. We view this commitment as a key differentiator in our business model,” said Stanton Nelson, CEO of Foundation HealthCare. “I am pleased to announce that our El Paso hospital was just awarded the Foundation Center of Excellence Award for Nursing Services. In 2015, our San Antonio hospital was awarded the Center of Excellence for Orthopedics as well as the Blue Cross Distinction award for Bariatric Surgery. Our physician partners and our clinical teams continue to deliver an unparalleled level of quality which is why our patient satisfaction scores continue to be among the highest in the country.”

“Foundation HealthCare reported impressive growth during the 2015. Total revenues grew 22 percent compared to 2014 and patient service revenues grew 26 percent compared to last year,” said Nelson. “This continued revenue growth validates our business strategy of recruiting top tier physicians, providing our patients with an unparalleled health experience and expanding ancillary services.”

“During the third quarter of 2015, we reached capacity in our San Antonio hospital and announced the construction of another operating room and the addition to two patient rooms for post-surgical care. This expansion, which will be completed this month, will increase our surgical capacity by 25 percent in San Antonio. Unfortunately, the construction during November and December did have an inhibiting effect on fourth quarter volumes and revenues,” said Nelson. “In addition, our surgical volume in El Paso was modestly lower than expected during 4Q.”

“We announced the acquisition of University General Hospital in Houston effective December 31, 2015,” said Nelson. “We have subsequently rebranded the facility “Foundation Surgical Hospital of Houston.” This facility is located in a great market and is an excellent addition to the Foundation family of surgically focused hospitals. In 2016, we expect strong growth due to continued solid performance in El Paso, the expansion in San Antonio and the addition of Foundation Surgical Hospital of Houston. We believe we have built an infrastructure that can support additional hospitals and we are actively seeking to add majority-owned surgical hospitals to our business.”

Fourth Quarter 2015 Financial Results:

Net revenues and equity in earnings of affiliates in the fourth quarter of 2015 were collectively $32.1 million, down 1.2 percent from $31.7 million in the fourth quarter of 2014. Our net revenues are composed of patient services, less our provision for doubtful accounts, management fees from affiliates and other revenue. Patient services revenue (net of the provision for doubtful accounts) increased $0.7 million, or 2.4 percent, to $29.0 million during the three months ended December 31, 2015 as compared to $28.3 million in the same period of 2014.

Operating expenses for the fourth quarter of 2015 were $32.3 million compared to $28.9 million in the fourth quarter of 2014. The increase is due primarily to increased purchased services cost directly related to the increased net revenues generated from ancillary services.

During the fourth quarter of 2015, Foundation reported a $2.8 million gain (net of income taxes) on the sale of its 20% interest in the real estate of the Sherman, Texas hospital. The operating unit of the Sherman hospital was sold in the second quarter of 2015.

Our operations resulted in a net income attributable to Foundation HealthCare common stock of $1.6 million during the fourth quarter of 2015, compared to a net income of $1.2 million during the fourth quarter of 2014.

Adjusted EBITDA was $3.0 million for the 2015 fourth quarter compared to $4.7 million in the fourth quarter of 2014. This was primarily related to the lower surgical volume in San Antonio and El Paso.

Year-To-Date 2015 Financial Results:

Net revenues for the year ended December 31, 2015 were $127.5 million, up 22 percent from $104.8 million reported for the year ended December 31, 2014. Patient services revenue (net of the provision for doubtful accounts) increased $23.7 million, or 26 percent, to $114.8 million during the year ended December 31, 2015 as compared to $91.1 million in the same period of 2014.

The increase was primarily due to increased revenue at our El Paso hospital generated by more complex cases and increased revenues from ancillary services.

Operating expenses for the year ended December 31, 2015 were $121.3 million compared to $101.6 million for 2014. The increase is due primarily to increased purchased services cost directly related to the increased net revenues generated from ancillary services.

Our operations, including the gain on the sale of our minority interest in the Sherman, Texas hospital and real estate resulted in a net income attributable to Foundation HealthCare common stock of $5.2 million during the year ended December 31, 2015, compared to a net loss of $2.1 million during 2014. Net income per Foundation common share for the year ended December 31, 2015 was $0.30 compared to a net loss of $0.12 per share in the prior year.

Annual Adjusted EBITDA as of December 31, 2015 was $14.2 million compared to $10.6 million for 2014.

At December 31, 2015, cash and cash equivalents totaled $5.1 million, compared to $2.9 million at December 31, 2014.

Conference Call

Foundation’s CEO, Stanton Nelson, and CFO, Hugh King, will host a conference call today, followed by a question and answer period.

Date: March 16, 2016

Time: 4:30 p.m. Eastern time

Dial-In Number: (888) 348-6454

The conference call will be broadcast live at the investor relations section of the Company’s website at www.fdnh.com. Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. In addition, a replay will be available after the call at the Foundation website or by calling (877) 870-5176 using passcode: 10082263.

About Foundation HealthCare – Headquartered in Oklahoma City, Okla., Foundation HealthCare owns and/or operates four surgical hospitals and ten surgery centers in seven states. Physicians who operate in our facilities currently provide general surgeries and surgeries in such specialties as orthopedics, neurosurgery, pain management, podiatry, gynecology, optometry, gastroenterology and pediatric ENT (tubes/adenoids).

Foundation HealthCare’s management seeks to operate each facility efficiently and effectively such that patients receive high quality, cost effective care. The Foundation team seeks to improve the performance of each hospital by recruiting physicians to operate in its facilities and incorporating additional ancillary services in their markets. These additional service lines, such as toxicology, wound care, sleep management, radiology and imaging, truly make the Foundation specialty hospital environment unique.

The Company is also an industry leading ASC management and development company focused on partnering with physicians and employees to create an outstanding patient experience, while maximizing partner and shareholder value.

Reg G disclaimer – reconciling GAAP Net Income with EBITDA and Adjusted EBITDA

Foundation is providing EBITDA information, which is defined as net income plus interest, income taxes, depreciation and amortization expense and earnings or losses from discontinued operations, and Adjusted EBITDA which is defined as EBITDA plus impairment charges minus non-recurring gains. EBITDA and Adjusted EBITDA are a complement to our GAAP results. EBITDA and Adjusted EBITDA are commonly used by management and investors as a measure of leverage capacity, debt service ability and liquidity. EBITDA and Adjusted EBITDA are not considered a measure of financial performance under U.S. generally accepted accounting principles (GAAP), and the items excluded from EBITDA and Adjusted EBITDA are significant components in understanding and assessing our financial performance. EBITDA and Adjusted EBITDA should not be considered in isolation or as an alternative to, or superior to, such GAAP measures as net income, cash flows provided by or used in operating, investing or financing activities or other financial statement data presented in our consolidated financial statements as an indicator of financial performance or liquidity. Reconciliations of non-GAAP financial measures are provided in the news release in the accompanying tables. Since EBITDA and Adjusted EBITDA are not a measure determined in accordance with GAAP and is susceptible to varying calculations, EBITDA, and Adjusted EBITDA as presented, may not be comparable to other similarly titled measures of other companies.

Important Cautions Regarding Forward-Looking Statements

This press release contains forward-looking statements that are based on the Company’s current expectations, forecasts and assumptions. Forward-looking statements involve risks and uncertainties that could cause actual outcomes and results to differ materially from the Company’s expectations, forecasts and assumptions. These risks and uncertainties include risks and uncertainties not in the control of the Company, including, without limitation, the risk that Company will maintain enough liquidity to execute its business plan, continue as a going concern and other risks including those enumerated and described in the Company’s filings with the Securities and Exchange Commission, which filings are available on the SEC’s website at www.sec.gov. Unless otherwise required by law, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT: Company Contact:

Foundation HealthCare, Inc.

Stanton Nelson, CEO

Tel 405-608-1715

FOUNDATION HEALTHCARE, INC.

Reconciliation of Income (Loss) from Continuing Operations to EBITDA from Continuing Operations

(Unaudited)

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
Income (loss) from continuing operations, net of taxes	$504,632	$2,859,137	$5,949,374	$2,872,015
EBITDA adjustments:
Plus: Interest expense, net	232,652	280,859	1,059,855	1,610,791
Plus: Provision (benefit) for income taxes	(604,574)	217	(718,612)	(851,788)
Plus: Depreciation and amortization	1,625,167	1,345,334	5,697,962	5,550,162

Total EBITDA adjustments	1,253,245	1,626,410	6,039,205	6,309,165

EBITDA from continuing operations	$1,757,877	$4,485,547	$11,988,579	$9,181,180

EBITDA from continuing operations	$1,757,877	$4,485,547	$11,988,579	$9,181,180
Adjusted EBITDA adjustment
Plus: Stock compensation expense	1,002,548	195,801	1,637,413	1,387,087
Plus: S-1 filing expenses	—	—	318,863	—
Plus: Acquisition expenses	272,729	—	272,729	—

Total Adjusted EBITDA adjustments	1,275,277	195,801	2,229,005	1,387,087

Adjusted EBITDA	$3,033,154	$4,681,348	$14,217,584	$10,568,267

FOUNDATION HEALTHCARE, INC.

Condensed Consolidated Balance Sheets

(Unaudited)

	December 31,	December 31,
	2015	2014
ASSETS
Cash and cash equivalents	$5,062,492	$2,860,025
Accounts receivable, net of allowance for doubtful accounts of $1,206,000 and $1,742,000, respectively	30,383,942	18,971,435
Receivables from affiliates	509,886	1,157,184
Supplies inventories	3,566,940	1,863,175
Prepaid and other current assets	4,161,620	4,487,873
Current assets from discontinued operations	197,307	342,441

Total current assets	43,882,187	29,682,133

Property and equipment, net	53,515,123	13,465,190
Equity method investments in affiliates	3,012,631	3,558,020
Intangible assets, net	7,022,170	9,080,395
Goodwill	10,594,819	973,927
Other assets	1,259,029	437,809
Other assets from discontinued operations	8,713	2,329,395

Total assets	$119,294,672	$59,526,869

LIABILITIES, PREFERRED NONCONTROLLING INTEREST AND SHAREHOLDERS’ DEFICIT
Liabilities:
Accounts payable	$9,060,060	$10,364,160
Accrued liabilities	12,877,711	10,223,388
Preferred noncontrolling interests dividends payable	157,887	195,212
Short-term debt	308,769	456,784
Current portion of long-term debt	10,429,750	5,023,048
Other current liabilities	590,827	1,052,543
Current liabilities from discontinued operations	1,735,615	839,791

Total current liabilities	35,160,619	28,154,926

Long-term debt, net of current portion	69,954,911	24,737,719
Deferred lease incentive	7,672,745	8,608,716
Other liabilities	6,479,181	5,424,313

Total liabilities	119,267,456	66,925,674
Preferred noncontrolling interest	6,960,000	8,700,000
Commitments and contingencies (Note 10)
Foundation Healthcare shareholders’ deficit:
Preferred stock $0.0001 par value, 10,000,000 authorized; no shares issued and outstanding	—	—
Common stock $0.0001 par value, 500,000,000 shares authorized; 17,303,180 and 17,263,842 issued and outstanding, respectively	1,730	1,726
Paid-in capital	20,885,915	19,321,267
Accumulated deficit	(32,130,178)	(37,265,044)

Total Foundation Healthcare shareholders’ deficit	(11,242,533)	(17,942,051)
Noncontrolling interests	4,309,749	1,843,246

Total deficit	(6,932,784)	(16,098,805)

Total liabilities, preferred noncontrolling interest and shareholders’ deficit	$119,294,672	$59,526,869

FOUNDATION HEALTHCARE, INC.

Condensed Consolidated Statements of Operations

For the Three Months Ended December 31, 2015 and 2014

(Unaudited)

	2015	2014
Net Revenues:
Patient services	$31,341,845	$30,612,740
Provision for doubtful accounts	(2,358,193)	(2,318,957)

Net patient services revenue	28,983,652	28,293,783
Management fees from affiliates	1,009,170	1,337,685
Other revenue	1,744,151	1,090,737

Revenues	31,736,973	30,722,205
Equity in earnings of affiliates	391,193	939,482
Operating Expenses:
Salaries and benefits	9,516,422	6,955,774
Supplies	7,184,251	6,617,114
Other operating expenses	14,000,847	13,957,445
Depreciation and amortization	1,625,167	1,345,334

Total operating expenses	32,326,687	28,875,667

Other Income (Expense):
Interest expense, net	(232,652)	(280,859)
Other income	331,231	354,193

Net other (expense)	98,579	73,334

Income from continuing operations, before taxes	(99,942)	2,859,354
Benefit (provision) for income taxes	604,574	(217)

Income from continuing operations, net of taxes	504,632	2,859,137
Income from discontinued operations, net of tax	2,830,002	263,631

Net income	3,334,634	3,122,768
Less: Net income attributable to noncontrolling interests	1,532,473	1,772,567

Net income attributable to Foundation Healthcare	1,802,160	1,350,201
Preferred noncontrolling interests dividends	(157,887)	(195,213)

Net income attributable to Foundation Healthcare common stock	$1,644,273	$1,154,988

Earnings per common share (basic and diluted):
Net income (loss) attributable to continuing operations attributable to Foundation Healthcare common stock	$(0.07)	$0.05
Income from discontinued operations, net of tax	0.16	0.02

Net income per share, attributable to Foundation Healthcare common stock	$0.09	$0.07

Weighted average number of common and diluted shares outstanding	17,271,513	17,080,451

FOUNDATION HEALTHCARE, INC.

Condensed Consolidated Statements of Operations

For the Years Ended December 31, 2015 and 2014

(Unaudited)

	2015	2014
Net Revenues:
Patient services	$121,197,748	$96,219,746
Provision for doubtful accounts	(6,359,423)	(5,118,194)

Net patient services revenue	114,838,325	91,101,552
Management fees from affiliates	5,449,354	5,394,666
Other revenue	5,852,145	5,361,931

Revenues	126,139,824	101,858,149
Equity in earnings of affiliates	1,369,488	2,979,293
Operating Expenses:
Salaries and benefits	33,870,730	29,273,542
Supplies	27,759,861	24,000,276
Other operating expenses	53,928,367	42,767,477
Depreciation and amortization	5,697,962	5,550,162

Total operating expenses	121,256,920	101,591,457

Other Income (Expense):
Interest expense, net	(1,059,855)	(1,610,791)
Other income	38,226	385,033

Net other (expense)	(1,021,629)	(1,225,758)

Income from continuing operations, before taxes	5,230,762	2,020,227
Benefit for income taxes	718,612	851,788

Income from continuing operations, net of taxes	5,949,374	2,872,015
Income (loss) from discontinued operations, net of tax	6,593,188	(357,452)

Net income	12,542,562	2,514,563
Less: Net income attributable to noncontrolling interests	6,645,210	3,827,439

Net income (loss) attributable to Foundation Healthcare	5,897,352	(1,312,876)
Preferred noncontrolling interests dividends	(706,395)	(780,853)

Net income (loss) attributable to Foundation Healthcare common stock	$5,190,957	$(2,093,729)

Earnings per common share (basic and diluted):
Net loss attributable to continuing operations attributable to Foundation Healthcare common stock	$(0.08)	$(0.10)
Income (loss) from discontinued operations, net of tax	0.38	(0.02)

Net income (loss) per share, attributable to Foundation Healthcare common stock	$0.30	$(0.12)

Weighted average number of common and diluted shares outstanding	17,267,301	17,080,451

FOUNDATION HEALTHCARE, INC.

Condensed Consolidated Statements of Cash Flows

For the Years Ended December 31, 2015 and 2014

(Unaudited)

	2015	2014
Operating activities:
Net income	$12,542,562	$2,514,563
Less: Income (loss) from discontinued operations, net of tax	6,593,188	(357,452)

Income from continuing operations, net of tax	5,949,374	2,872,015
Adjustments to reconcile net income (loss) from continuing operations, net of tax, to net cash provided by operating activities:
Depreciation and amortization	5,697,962	5,550,162
Deferred tax benefit	—	(1,154,252)
Stock-based compensation, net of cashless vesting	1,564,652	1,064,854
Provision for doubtful accounts	6,359,423	5,118,194
Equity in earnings of affiliates	(1,369,488)	(2,979,293)
Changes in assets and liabilities:
Accounts receivable, net of provision for doubtful accounts	(17,771,930)	(11,333,987)
Receivables from affiliates	647,298	(309,182)
Supplies inventories	(1,703,765)	67,967
Prepaid and other current assets	326,253	(1,528,377)
Other assets	(10,821,220)	(193,211)
Accounts payable	(1,304,100)	(1,284,827)
Accrued liabilities	2,784,061	6,383,015
Other current liabilities	(461,716)	(3,613,586)
Other liabilities	118,897	4,274,861

Net cash provided by (used in) operating activities from continuing operations	(9,984,299)	2,934,353
Net cash provided by (used in) operating activities from discontinued operations	1,566,595	(488,300)

Net cash provided by (used in) operating activities	(8,417,704)	2,446,053

Investing activities:
Purchase of property and equipment	(43,599,313)	(4,884,948)
Disposal of property and equipment	165,000	1,807
Proceeds from sale of equity investment	—	178,000
Distributions from affiliates	1,914,877	2,778,257

Net cash used in investing activities from continuing operations	(41,519,436)	(1,926,884)
Net cash provided by investing activities from discontinued operations	8,388,233	—

Net cash used in investing activities	(33,131,203)	(1,926,884)

FOUNDATION HEALTHCARE, INC.

Condensed Consolidated Statements of Cash Flows – Continued

For the Years Ended December 31, 2015 and 2014

(Unaudited)

Financing activities:
Debt proceeds	81,745,831	32,885,948
Debt payments	(31,269,952)	(26,284,135)
Preferred noncontrolling interest dividends	(743,720)	(781,052)
Preferred noncontrolling interest redemptions	(1,740,000)	—
Distributions to noncontrolling interests	(4,234,784)	(3,731,252)
Proceeds from noncontrolling interests	—	112,167

Net cash provided by financing activities from continuing operations	43,757,375	2,201,676
Net cash used in financing activities from discontinued operations	—	(4,072,896)

Net cash provided by (used in) financing activities	43,757,375	(1,871,220)

Net change in cash and cash equivalents	2,208,467	(1,352,051)
Cash and cash equivalents at beginning of period	2,860,025	4,212,076

Cash and cash equivalents at end of period	$5,068,492	$2,860,025

Cash Paid for Interest and Income Taxes:
Interest expense	$1,059,855	$2,052,213
Interest expense, discontinued operations	$—	$168,733
Income taxes, continuing operations	$1,600,000	$3,255,623